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                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT


Rowan Companies, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 2-58700, Amendment No. 1 to Registration Statement No. 33-33755, Registration Statement No. 33-61444, Registration Statement No. 33-51103, Registration Statement No. 33-51105, Registration Statement No. 33-51109, Registration Statement No. 333-25041, Registration Statement No. 333-25125, Registration Statement No. 333-84369 and Registration Statement No. 333-84405, each on Form S-8, and to the incorporation by reference in Amendment No. 1 to Registration Statement No 33-15721, Amendment No. 2 to Registration Statement No. 33-30057, Amendment No. 2 to Registration Statement No. 33-61696, Amendment No. 1 to Registration Statement No. 33-62885, Registration Statement No. 333-84407, Registration Statement No. 333-84423 and Amendment No. 1 to Registration Statement No. 333-88855, each on Form S-3, of Rowan Companies, Inc., of our report dated March 3, 2000, incorporated by reference in this Annual Report on Form 10-K of Rowan Companies, Inc., for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Amendment No. 1 to Registration Statement No. 333-88855.





DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Houston, Texas
March 24, 2000